UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CONSTELLATION ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The letter set forth below was sent to shareholders of Constellation Energy Group, Inc. (“Constellation”) in connection with the pending merger involving Constellation and MidAmerican Energy Holdings Company (“MidAmerican”).

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation and MidAmerican and the expected timing and completion of the transaction.  Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation and MidAmerican.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation; a material deterioration in Constellation’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause Constellation’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation has filed with the Securities and Exchange Commission and mailed to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  Constellation assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Constellation and MidAmerican.  In connection with the proposed transaction, Constellation has filed with the Securities and Exchange Commission a proxy statement and has mailed the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety because it contains important information about the transaction.  Shareholders can obtain a free copy of the proxy statement, as well as other filings made by Constellation regarding Constellation, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923.

Participants in the Transaction

Constellation, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of Constellation is included in its Annual Report on Form 10-K for the year ended December 31, 2007, notice of annual meeting and proxy statement for its most recent annual meeting, Current Reports on Form 8-K and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

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November 28, 2008

Dear Shareholder,

We have previously sent to you proxy materials for the special meeting of shareholders of Constellation Energy to be held on December 23, 2008.  At the special meeting, shareholders will consider the proposed merger involving Constellation Energy and MidAmerican Energy Holdings Company. If shareholders approve the merger, you will receive $26.50 in cash for each share of Constellation Energy, less any applicable withholding taxes, upon the closing of the transaction. Your Board of Directors recommends shareholders vote FOR the proposed transaction.

The financial and energy markets have experienced an unprecedented downturn during the past year. In light of the extraordinary circumstances facing Constellation Energy, our Board determined the merger with MidAmerican is the best possible outcome for our shareholders, employees, customers, investors and communities.

We urge you to vote FOR the proposed transaction TODAY by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Approval of the transaction requires the affirmative vote of the holders of a majority of the outstanding shares of common stock held on the record date. Any shares not voted have the same effect as a vote against the proposed transaction, so regardless of how many shares you own, it is vital that you vote FOR the transaction TODAY.(i)

Why You Should Vote FOR the Transaction

Without a significant and immediate cash infusion, the Board of Constellation Energy determined that a rating agency downgrade was probable and would likely lead to bankruptcy.  On Sept. 19, MidAmerican offered the only viable proposal to provide the immediate $1 billion cash infusion necessary to avoid this outcome.

Your company’s Board recognized that the $26.50 per share was likely to be greater than shareholders could expect from a bankruptcy filing, which was the most likely alternative. Moreover, the Board believed the backing of MidAmerican and its parent company, Berkshire Hathaway, led by Warren Buffett, would bring long-term financial sustainability. Already, MidAmerican has made available to Constellation Energy, in addition to its $1 billion investment, further liquidity in the amount of $350 million.

There were no viable alternatives to the proposal MidAmerican offered during the week of Sept.15. All other parties either declined to participate or were unable to make the immediate, substantial investment in Constellation Energy within the timeframe necessary to avoid bankruptcy.  Faced with extraordinary circumstances, your Board determined that the MidAmerican agreement is the best choice for Constellation Energy shareholders.

The Transaction Enables Constellation Energy to Continue Serving the Needs

Of Our Communities and Provide Continued Benefits to Customers

MidAmerican has made the following commitments to assure the continuity of our business – and our services to our customers and communities:

•                  Following a modest increase in electric distribution rates of up to 2.5 percent in 2009, there will be no increase in gas and electric distribution rates for BGE customers in 2010 or the first half of 2011. These commitments result in potential benefits of as much as $70 million for BGE customers.

•                  MidAmerican has expressed support of the UniStar Nuclear Energy joint venture with the EDF Group to develop advanced nuclear generation and has affirmed its support for the proposed new nuclear plant at Calvert Cliffs.

•                  Constellation Energy will continue to run autonomously with local Baltimore-based management and will continue its strong tradition of active community involvement. BGE’s charitable and community-related contributions will be maintained at no less than the three-year average of approximately $2.9 million annually through 2013.

MidAmerican has a clear track record of buying and building upon strong companies and intends to be the last owner of Constellation Energy.

Your Vote Is Extremely Important

It is important you vote your shares as soon as possible. Accordingly, please vote FOR the MidAmerican transaction TODAY by telephone, via the Internet or by signing, dating and returning the enclosed proxy card.  Even if you plan to attend the special meeting and vote in person, voting now will ensure your vote is counted if you are unable to attend. The failure to vote or abstaining from voting has the same effect as a vote against the merger agreement.

Your vote is important, regardless of the number of shares you own.  We thank you for your participation and support for this transaction.

Sincerely,

Mayo A. Shattuck III
Chairman, President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone or over the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 717-3923.

(i)   Please note that if you hold your shares through the Constellation Energy Employee Savings Plan or the Represented Employee Savings Plan for Nine Mile Point, and do not instruct the Trustee as to how to vote on your behalf, the Trustee will vote your plan shares in proportion with the instructions it received from other plan participants.